                                                                     EXHIBIT 7.A

                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]



    STEVEN E. ROTH
    DIRECT LINE: (202)383-0158
    INTERNET: sroth@sablaw.com




                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


                                 April 19, 2001


Board of Directors
Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Directors:

              We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus for certain flexible premium variable life insurance policies filed as part of post-effective amendment number 5 to the registration statement on Form S-6 for Providentmutual Variable Life Separate Account (File No. 333-67775). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                         Very Truly Yours,

                                         SUTHERLAND ASBILL & BRENNAN LLP


                                         By:  /s/ Stephen E. Roth
                                              -------------------------------
                                              Stephen E. Roth